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P R O X Y


                           LDDS COMMUNICATIONS, INC.
                             515 East Amite Street
                        Jackson, Mississippi 39201-2702

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 30, 1994


    The undersigned hereby appoints Bernard J. Ebbers and Carl J. Aycock, and each of them, with full power of substitution, the true and lawful attorneys in fact, agents and proxies of the undersigned to vote at the Special Meeting of Shareholders of LDDS Communications, Inc. (the "Company"), to be held on Friday, December 30, 1994, commencing at 9:00 a.m. local time, at 515 East Amite Street, Jackson, Mississippi, and at any and all adjournments thereof, according to the number of votes which the undersigned would possess if personally present, for the purposes of considering and taking action upon the following, as more fully set forth in the Joint Proxy Statement/Prospectus of the Company and IDB Communications Group, Inc. dated December 1, 1994.


    (1) APPROVAL OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK PURSUANT TO THE MERGER AGREEMENT DATED AS OF AUGUST 1, 1994 BY AND AMONG THE COMPANY, 123 CORP., A WHOLLY OWNED SUBSIDIARY OF THE COMPANY, AND IDB COMMUNICATIONS GROUP, INC. (THE "MERGER AGREEMENT");

                   FOR / /     AGAINST / /     ABSTAIN / /

    (2) APPROVAL OF THE LDDS COMMUNICATIONS, INC. 1995 SPECIAL PERFORMANCE BONUS PLAN (THE "1995 PLAN"):

                   FOR / /     AGAINST / /     ABSTAIN / /

    (3) IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.
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    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ISSUANCE OF THE COMPANY'S COMMON STOCK PURSUANT TO THE MERGER AGREEMENT AND FOR APPROVAL OF THE 1995 PLAN.

    DATED THIS       DAY OF             , 1994

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                                                        Signature

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                                                Signature if held jointly

                                          Please sign exactly as name(s) appear
                                          on this proxy card. When shares are
                                          held by joint tenants, both should
                                          sign. When signing as
                                          attorney-in-fact, executor,
                                          administrator, personal
                                          representative, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.

 Please promptly mark, date, sign and return this Proxy card using the enclosed envelope.